Exhibit 99.1

contacts: Melinda D. Mercurio Corporate Communications 302.791.8109 mmercurio@concordefs.com Edward Winnick Investor Relations 302.791.8484 ewinnick@concordefs.com

Concord EFS Reports $0.19 Diluted Earnings Per Share on Revenue Growth of 14%

Third quarter results include $9.5 million in merger and acquisition charges

Memphis, TN – October 23, 2003 – Concord EFS, Inc. (NYSE: CE), a national electronic commerce provider, today announced third quarter revenue growth of 14% on transaction growth of 15%. Diluted earnings per share was $0.19 on a reported basis, up 6% over third quarter 2002, which includes merger and acquisition charges of $9.5 million in 2003 and a favorable adjustment for litigation settlement of $11.0 million in 2002. Pro forma diluted earnings per share, which excludes merger and acquisition charges and litigation settlement charges, was up 27% to $0.21 for the third quarter.

Financial Highlights	3rd Quarter—GAAP			3rd Quarter – Pro Forma*
	Quarter Ended September 30,			Quarter Ended September 30,
	2003	2002	%	2003	2002	%
Revenues (in thousands)	$588,486	$514,389	14%	$588,486	$514,389	14%
Net Income (in thousands)	$92,584	$94,329	(2%)	$102,075	$87,179	17%
Diluted Earnings Per Share	$0.19	$0.18	6%	$0.21	$0.17	27%
*	Excludes merger and acquisition charges and litigation settlement charges.

“This was a good, solid quarter, which reflects the results of focused efforts across many fronts: Controlling costs, reducing the backlog in new merchant locations, and renewed stock buyback,” said Bond R. Isaacson, Concord co-chief executive officer. “We had our best quarter ever in new quick service restaurant locations, which grew a net 2,700 restaurants and represented approximately 21% of merchant location growth. Network Services revenue growth improved to its highest level since third quarter 2002. Year over year growth in cost of operations, exclusive of interchange, was kept to its lowest level since first quarter 2002, and selling, general and administrative costs declined as a percentage of revenue for the third quarter in a row. We believe we are entering the fourth quarter with good momentum.”

Year to date 2003 revenue was up 18% over 2002 on transaction growth of 18%, while diluted earnings per share was up 30%. Year to date results include merger and acquisition expense of $17.4 million in 2003 and acquisition, restructuring and write-off charges and litigation settlement charges totaling $86.3 million in 2002. The company currently expects merger-related expenses in connection with the proposed merger with First Data Corporation to be between $20 million and $23 million for the full year 2003, exclusive of investment banking fees payable upon completion of the deal.

Stock Repurchase

During the third quarter 2003 a total of 21.8 million shares at an aggregate cost of $306.3 million were purchased and retired. As of September 30, 2003, a total of 48.6 million shares at an aggregate cost of $699.9 million were purchased and retired since the repurchase plan was initiated in the third quarter 2002.

Market conditions and anticipation of stock repurchase activity prompted the company to liquidate certain third-party securities held for investment in the third quarter, which resulted in a gain on sale of securities of $7.6 million. The securities gain is included in other income.

Business Segment Highlights

Network Services. Network Services revenue increased 9% to $169.2 million on transaction volume growth of 9% in the third quarter 2003. Year to date Network Services revenue was $488.4 million, up 7%. Year to date transaction volume increased 12%, including 18% growth in STARsm PIN-secured debit transactions. There are approximately 132 million debit cards that display the STAR brand and that may be used at approximately 1,257,000 ATM and point of sale locations for financial transactions and purchases coast-to-coast. Concord currently provides processing for 20.6 million debit cards and approximately 94,100 ATMs.

Payment Services. Payment Services revenue was $419.3 million in the third quarter 2003, up 17% on transaction volume growth of 23%. Year to date revenue was $1,190.0 million, up 23%. Payment Services transactions year to date were up 27%, with continued strong growth across all payment types: acquired credit and signature debit, up 24%; acquired PIN-debit, up 27%; and

electronic benefits transfer transactions, up 33%. Payment Services revenue includes interchange fees of $268.6 million in third quarter 2003, up 22% as compared to $220.1 million in third quarter 2002, and $766.4 million year to date 2003, up 32% as compared to $580.5 million year to date 2002. Payment Services currently provides payment-processing services for approximately 446,000 merchant locations, including 20,300 quick service restaurant locations.

Financial Measures

Pro forma net income and pro forma diluted earnings per share are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are provided below under the heading “Reconciliation” and in the “Financials” section of Concord’s website at www.cestock.com. Pro forma net income and pro forma diluted earnings per share exclude merger and acquisition charges and litigation settlement charges, as detailed in the reconciliations provided below.

Conference Call Information

A conference call to discuss these results will be held today at 10:00 a.m. CDT (11:00 a.m. EDT) with Dan M. Palmer, co-chief executive officer, Bond R. Isaacson, co-chief executive officer, Edward A. Labry III, president, and Edward T. Haslam, chief financial officer. To listen to the conference call, dial 1-800-549-8229 (United States) or 630-691-2740 (international) and enter identification number 7815512. A replay of the call will be available beginning October 24 and running through October 31, 2003 by dialing 1-888-843-8996 (United States) or 1-630-652-3044 (international) and entering identification number 7815516. To access the slide presentation and listen to the call via the Internet, go to Concord’s investor relations homepage at www.cestock.com and click on the link “Webcast” up to 15 minutes in advance of the call. A replay of the Webcast will be available at the same location beginning October 24 and running through November 7, 2003.

Selected Consolidated Financial Data

The following table presents selected consolidated financial data (in thousands, except earnings per share) for the third quarter 2003 and 2002.

	Quarter Ended:
	Sept 30, 2003	Sept 30, 2002

Revenue	$588,486	$514,389

Cost of Operations	421,922	367,179

Selling, General and Administrative Expenses	34,139	31,233

Merger, Acquisition, Restructuring and Write-Off Charges	9,491	—

Litigation Settlement Charges (Credits)	—	(11,000)

Operating Income	122,934	126,977

Investment Income	12,455	20,653

Interest Expense	1,890	3,054

Other Income, net	7,166	1,023

Income Taxes	47,826	50,959

Minority Interest in Subsidiary	255	311

Net Income	$92,584	$94,329

Basic Earnings Per Share	$0.19	$0.18

Diluted Earnings Per Share	$0.19	$0.18

Shares Used For:

Basic Earnings Per Share	475,382	512,546

Diluted Earnings Per Share	486,749	527,856

The following table presents selected consolidated financial data (in thousands, except earnings per share) for the nine months ended September 30, 2003 and 2002.

	Nine Months Ended:
	Sept 30, 2003	Sept 30, 2002

Revenue	$1,678,391	$1,424,251

Cost of Operations	1,220,768	980,996

Selling, General and Administrative Expenses	100,393	88,372

Merger, Acquisition, Restructuring and Write-Off Charges	17,440	76,506

Litigation Settlement Charges	—	9,761

Operating Income	339,790	268,616

Investment Income	41,718	59,723

Interest Expense	6,259	8,816

Other Income, net	18,314	7,937

Income Taxes	136,340	115,033

Minority Interest in Subsidiary	806	671

Net Income	$256,417	$211,756

Basic Earnings Per Share	$0.53	$0.41

Diluted Earnings Per Share	$0.52	$0.40

Shares Used For:

Basic Earnings Per Share	482,830	510,973

Diluted Earnings Per Share	493,356	530,255

Reconciliation

The following table provides reconciliations between reported net income and reported diluted earnings per share and pro forma net income and pro forma diluted earnings per share for the third quarter 2003 and 2002. Pro forma net income and pro forma diluted earnings per share, which exclude merger and acquisition charges and litigation settlement charges, are non-GAAP measures that management believes are useful to investors because they enhance understanding of the company’s performance by providing comparative results that exclude certain items that management believes are not indicative of operating trends.

	Quarter Ended:
	Sept 30, 2003	Sept 30, 2002	% Change
Reported net income	$92,584	$94,329	(1.9%)

Merger and acquisition charges	9,491	—	—

Litigation settlement charges (credits)	—	(11,000)	—

Income taxes related to charges	—	3,850	—

Pro forma net income	$102,075	$87,179	17.1%

Reported net income	$92,584	$94,329	(1.9%)

Shares used for diluted earnings per share	486,749	527,856

Reported diluted earnings per share	$0.19	$0.18	6.4%

Pro forma net income	$102,075	$87,179	17.1%

Shares used for diluted earnings per share	486,749	527,856

Pro forma diluted earnings per share	$0.21	$0.17	26.9%

About Concord EFS, Inc.

Concord EFS, Inc., a vertically integrated electronic transaction processor, provides the technology and network systems that make payments and other financial transactions faster, more efficient, and more secure than paper-based alternatives. Concord acquires, routes, authorizes, captures, and settles virtually all types of electronic payment and deposit access transactions for financial institutions and merchants nationwide. Concord’s primary activities include Network Services, which provides automated teller machine (ATM) processing, debit card processing, deposit risk management, and STARSM network access principally for financial institutions; and Payment Services, which provides point of sale processing, settlement, and related services, with specialized systems focusing on supermarkets, major retailers, gas stations, convenience stores, restaurants, and trucking companies.

Information Regarding Proposed Merger With First Data

This communication is not a solicitation of a proxy from any security holder of First Data Corporation or Concord EFS, Inc. First Data has filed with the Securities and Exchange Commission (SEC) a joint proxy statement/prospectus concerning the planned merger of Concord with a subsidiary of First Data. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain the joint proxy statement/prospectus and other relevant documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Concord are available free of charge from Concord Investor Relations, 2525 Horizon Lake Drive, Suite 120, Memphis, TN 38133. Documents filed with the SEC by First Data are available free of charge from First Data Investor Relations, 6200 S. Quebec St., Suite 340, Greenwood Village, CO 80111.

Notice to Investors, Prospective Investors and the Investment Community:

Cautionary Information Regarding Forward-Looking Statements

This release may contain or incorporate by reference forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s expectations, estimates, and assumptions, based on information available at the time of the statement or, with respect to any document incorporated by reference, available at the time that such document was prepared. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.

Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) the failure to successfully execute our corporate consolidation plans, (ii) the loss of key personnel or inability to attract additional qualified personnel, (iii) the loss of key customers or renewal of customer contracts on less favorable terms, (iv) increasing competition and its effect on our margins, (v) changes in card association rules and practices, (vi) the inability to remain current with rapid technological change, (vii) risks related to acquisitions, (viii) the imposition of additional state taxes, (ix) continued consolidation in the banking and retail industries, (x) business cycles and the credit risk of our merchant customers, (xi) the outcome of litigation involving VISA and MasterCard, (xii) utility and system interruptions or processing errors, (xiii) information theft, (xiv) susceptibility to merchant fraud and credit and fraud risk of entities we sponsor into networks, (xv) changes in card association fees or products, (xvi) automated teller machine market saturation or restrictions on surcharging, (xvii) rules and regulations governing financial institutions and other networks and changes in such rules and regulations, (xviii) the timing and extent of changes in interest rates, (xix) volatility of the price of our common stock, (xx) litigation risks, and (xxi) the receipt of regulatory and shareholder approvals required for the planned merger with First Data Corporation, as well as the timing of the anticipated completion and possible conditions of the planned merger and their consequences.

Concord undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time. See the cautionary statements included as Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 as filed on August 11, 2003 for a more detailed discussion of certain of the factors that could cause our actual results to differ materially from those included in the forward-looking statements.

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